Exhibit 32

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Oconee Federal Financial Corp. (the “Company”) on Form 10-Q for the period ended September 30, 2015 as filed with the Securities and Exchange Commission (the “Report”), the undersigned, T. Rhett Evatt, Chairman and Chief Executive Officer of the Company, and H. Allen Salter, Executive Vice President, Chief Financial Officer and Treasurer of the Company, each certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to best of his knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ T. Rhett Evatt	Date: November 16, 2015
T. Rhett Evatt
Chairman and Chief Executive Officer

/s/ H. Allen Salter	Date: November 16, 2015
H. Allen Salter
Executive Vice President, Chief Financial Officer and Treasurer

A signed original of this written statement required by Section 906 has been provided to Oconee Federal Financial Corp. and will be retained by Oconee Federal Financial Corp. and furnished to the Securities and Exchange Commission or its staff upon request.